Exhibit (g)(19)

FORM OF

APPENDIX A

TO

CUSTODIAN AGREEMENT

BETWEEN

STATE STREET BANK AND TRUST COMPANY

AND

EACH OF THE INVESTMENT COMPANIES

DATED AS OF _______

Trust	Fund	Effective
Fidelity Fixed-Income Trust	Fidelity Corporate Bond Fund

[Signature lines omitted]